Exhibit 99.1
CIRCOR Announces Selected Preliminary Financial Information for
Fourth-Quarter and Full-Year 2021; Announces Receipt of NYSE Continued Listing Notice

Burlington, MA, April 6, 2022 ─ CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR” or “the Company”), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense (A&D) markets, today announced selected preliminary financial information for the fourth quarter and year ended December 31, 2021, as compared to the same periods in 2020. The selected preliminary financial information for the quarterly periods and year end periods has not been reviewed or audited, respectively, by the Company’s independent registered public accounting firm.

The selected preliminary unreviewed and unaudited financial information set forth below is based upon the Company’s estimates pending the completion of the forensic review of the accounting irregularities first reported under a Current Report on Form 8-K dated March 14, 2022 and updated on a Current Report on Form 8-K dated April 1, 2022.

As further described in the aforementioned Current Reports, on March 14, 2022, the Company announced that it had discovered accounting irregularities in its Pipeline Engineering business unit and that the Audit Committee of the Company’s Board of Directors had engaged external advisors to conduct a review into the irregularities. Currently the Company expects to complete the review in the coming weeks, at which time the Company will continue preparing its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) for filing. As also previously stated on Form 12b-25 dated March 14, 2022, the Company expects to restate its consolidated financial statements for 2019 through 2021. The Company also announced on April 1, 2022, that in addition to the previously announced review of strategic alternatives, the Company is actively exploring an exit of its loss-making Pipeline Engineering business. Certain selected preliminary financial information provided in this press release excludes the Pipeline Engineering business unit.

The financial information presented is preliminary and will not be final until the Company files its audited financial statements in its Annual Report.

Selected Preliminary, Unaudited, Unreviewed Financial Information for 2021 Fourth Quarter and 2021 Fiscal Year

For the fourth quarter ended December 31, 2021, Consolidated Revenues amounted to $203.4 million compared to $206.1 million for the comparative period in 2020. Consolidated Revenues for the full year 2021 amounted to $756.5 million compared to $767.1 million for full year 2020. These amounts are net of preliminary adjustments in the amount of $8.7 million for the full-year 2021, $6.2 million for full-year 2020 and $2.2 million for the fourth quarter of 2020 resulting from the in-process forensic review of the accounting irregularities at the Pipeline Engineering business and restatement process.

Consolidated Revenues excluding Pipeline Engineering revenue for fourth quarter 2021 and 2020, amounted to $198.0 million and $203.1 million, respectively. This decrease of 3% was driven by a 12% decrease in A&D segment revenue as a result of lower Defense OEM shipments, partially offset by an increase in commercial revenue. Industrial segment revenue increased 3%, driven by general industrial and aftermarket growth. Further, Consolidated Revenues excluding Pipeline Engineering revenue for the year ended 2021 and 2020, amounted to

$742.1 million and $752.2 million, respectively. This decrease of 1% was driven by a 6% decrease in A&D segment revenue, partially offset by a 1% increase in Industrial segment revenue.

Orders excluding the Company’s Pipeline Engineering business were $212.8 million for the fourth quarter of 2021 compared to $164.6 million for the fourth quarter of 2020. This 29% increase was driven by a 58% increase in the A&D segment as a result of commercial aerospace strength and a large Defense OEM order. Industrial orders increased 18% driven by strength in our downstream and commercial marine end markets. Orders excluding Pipeline Engineering were $826.2 million for full-year 2021 compared to $718.5 million for full-year 2020. This 15% increase was due to a 23% increase in the Industrial segment and a less than 1% increase in the A&D segment.

Use of Non-GAAP Financial Measures

In this press release, the Company uses Consolidated Revenues excluding Pipeline Engineering as a non-GAAP financial measure. Consolidated Revenues excluding Pipeline Engineering is calculated by subtracting the revenues generated by the Pipeline Engineering business, amounting to $14.4 million, $14.9 million, $5.4 million, and $3.0 million for full-year 2021, full-year 2020, the fourth quarter of 2021, and the fourth quarter of 2020, respectively, from the Company’s consolidated revenues generated during the reported periods. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures also allow investors and others to compare CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner.

Notice of Delisting

On April 1, 2022, the Company, as expected, received a notice from the New York Stock Exchange (“NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report with the Securities and Exchange Commission (the “SEC”).

As required by the NYSE, the Company will timely notify the NYSE that it intends to cure the deficiency and return to compliance with the NYSE continued listing requirement. Under NYSE rules, the Company has six months from March 31, 2022, to file the Annual Report with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to that date by filing its Annual Report.

The notice has no immediate effect on the listing or trading of the Company’s common stock. However, if the Company fails to regain compliance with the NYSE continued listing standard within the six-month timeframe, it could be subject to delisting from the NYSE.

The Company continues to dedicate significant resources to completing its review and preparing for the filing of its Annual Report, and expects to file the Annual Report well within the six-month timeframe.

About CIRCOR International, Inc.

CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,100 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to findings and conclusions of the Audit Committee’s review; the Company’s expectations regarding materiality or significance; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the potential for a material weakness in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the risk that the completion and filing of the Annual Report will take longer than expected; additional information that may arise during the preparation of the Company’s financial statements; the timing of the Company regaining compliance with the NYSE’s continued listing standards; the timing and outcome, if any, of the Company’s strategic alternatives review and its potential exit from the Pipeline Engineering business unit; the impact on the Company of the situation in Russia and Ukraine; and the risks detailed from time to time in the Company’s periodic reports filed with the SEC. Before making any investment decisions regarding CIRCOR, the Company strongly advises you to read the section entitled “Risk Factors” in its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q, which can be accessed under the “Investors” link of the Company’s website at www.circor.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact
Alex Maki
Vice President - FP&A and Investor Relations
CIRCOR International
(781) 270-1200